Aebi Schmidt Holding AG Lindbergh-Allee 1 | CH-8152 Glattpark
EXHIBIT 10.22

Marco Portmann [Redacted]	Glattpark, 4 December 2025

Subject: compensation adjustment

Dear Marco,

As discussed and formally approved during the recent Board of Directors meeting on December 2nd, we hereby confirm the adjusted structure of your annual compensation.

Your total annual compensation remains CHF 800’000. Effective as of January 1st, 2026 your total package will be divided into the following components:

Base salary:     CHF 400’000
Cash bonus:     CHF 300’000
Equity bonus:     CHF 100’000

We sincerely appreciate your continued dedication and commitment to the success of our company.

Best regards,

/s/ Andreas Rickenbacher Andreas Rickenbacher Chairman HR Committee	/s/ Barend Fruithof Barend Fruithof Group CEO